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                                FOURTH AMENDMENT

                                       OF

                                  ECLIPSE FUNDS

        This AMENDMENT (the "Amendment"), made on and as of this 24th day of December, 2002 by the Trustees of Eclipse Funds.

                         W I T N E S S E T H  T H A T:

        WHEREAS, the Agreement and Declaration of Trust (the "Declaration") of Eclipse Equity Trust (the "Trust"), a trust with transferable shares under the laws of Massachusetts, was signed and delivered by Bryan G. Tyson of Brookline, Massachusetts, as settlor, and Thomas E. Weesner of Boston, Massachusetts, as trustee, at One Post Office Square, City of Boston, in the County of Suffolk, and in the Commonwealth of Massachusetts, on July 30, 1986, and thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

        WHEREAS, such Declaration was amended on October 2, 1986 to change the name of such Trust from "Eclipse Equity Trust" to "Eclipse Financial Asset Trust" (the "First Amendment"), and the First Amendment was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

        WHEREAS, such Declaration was further amended on December 1, 1997 to change the name of such Trust from "Eclipse Financial Asset Trust" to "Eclipse Funds" (the "Second Amendment"), and the Second Amendment was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

        WHEREAS, such Declaration was further amended on June 28, 2002 in order to authorize the Trust to issue two classes of shares (the "Third Amendment"), and the Third Amendment was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

        WHEREAS, Section 9.3 of the Declaration provides certain procedures for the Amendment thereof; and

        WHEREAS, the Trustees have determined that it is desirable and in the best interests of the Trust and its shareholders that the Declaration be further amended as herein provided.

        NOW THEREFORE, pursuant to Section 9.3 of the Declaration, the Declaration shall be amended as follows:

1. The Declaration shall be amended to include the following additional section:


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               SECTION 6.7. Classes of Shares. Shares of any Series of the Trust
               may be issued in three classes, each in an unlimited number, which, notwithstanding any provision to the contrary in the Declaration, shall have the relative rights and preferences as between the three classes which shall have been fixed and determined in a multiple class plan heretofore or hereafter adopted by the Trustees pursuant to Rule 18f-3 under the 1940
               Act, as amended from time to time in accordance with the 1940 Act (the "Rule 18f-3 Plan"). All references to shares in this Declaration shall be deemed to be shares of any or all classes as the context may require.

        The undersigned, being an officer of the Trust, hereby certifies that the foregoing amendments has been duly adopted by vote of a majority of the Trustees at a meeting duly called and held on December 4, 2002.

        IN WITNESS WHEREOF, the undersigned, being an officer of the Trust, has hereunto set his hand and seal, all as of the day and year first above written


                                                   /s/  John K. Forst
                                                   John K. Forst
                                                   Assistant Secretary


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                                ACKNOWLEDGEMENTS



STATE OF NEW JERSEY   )
                      :       ss.:
MORRIS COUNTY         )



        On this 24th day of December, 2002, before me personally appeared John
K. Forst, to me known and known to me to be the person described in and who executed the foregoing Amendment as an officer of the Trust, as stated herein, and he acknowledged that he executed the same as his free act and deed, and that he is an officer now in office of the Trust established by the foregoing instrument.



                                       /s/
                                       Notary Public




[NOTARIAL SEAL]